Board of Directors
April 11, 1997
Page 1

                                                                   Exhibit 10(1)


                             KELLER & COMPANY, INC.
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



April 11, 1997


The Board of Directors
Citizens Savings Bank of Frankfort
60 S. Main Street
P.O. Box 635
Frankfort, Indiana 46041-0635

Re:      Business Plan Proposal

Attention: Fred W. Carter, President

This letter represents our proposal to prepare a complete Business Plan for Citizens Savings Bank of Frankfort ("Citizens" or the "Bank") to fulfill the requirements of the Office of Thrift Supervision ("OTS") relating to the Bank's stock conversion. The Plan will focus on Citizens' new three-year pro formas, the conversion impact on the Bank and the planned use of proceeds.

Keller & Company is experienced in preparing business plans for filing with and approval by all regulatory agencies. We prepared thirty business plans in 1994, thirty-two in 1995 and thirty-six in 1996, and all have been approved. Your Plan will be based on the established format and guidelines incorporated in the attached Exhibit A. We will prepare the three-year pro formas and each discussion section in accordance with those requirements and based on your input. Our objective is to ensure that your Business Plan is in compliance with all applicable requirements, and that management and directorate are knowledgeable of and comfortable with the assumptions, commitments and projections contained in the Plan, making the Plan useful for the future.

Exhibit B provides a sample set of typical pro formas. Your pro formas will incorporate the December 31, 1996, interest rate projections from OTS. Our procedure is to request key financial information, including recent lending activity, savings activity, costs and yields and other data from Citizens. Based on a review of this information, I will then meet with management to discuss your plans and expectations for the years 1997, 1998 and 1999, focusing on items such as use of proceeds, deposit growth expectations, loan origination projections, secondary market activity, new products and services, increases in general valuation allowance, new branches or capital improvements, increases in fixed assets, investment strategy, increases in board fees and total compensation, etc. We will then prepare financial projections tying the beginning figures to your December 31, 1996, balances, incorporating your current yields on asset items and your current costs of interest-bearing liabilities. Assets and liabilities will be repriced based on their maturity period, with such items tied to rate indices and their yields and costs adjusting based on interest rate trends. The projections will be based on your actual performance in 1996, in conjunction with the input from our discussions.


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Board of Directors
April 11, 1997
Page 2

We can introduce numerous scenarios for internal use as part of the preparation of the business plan to show the impact of alternative strategies.

With each set of pro formas, we will send you a discussion summary of the assumptions for easy review and comments (Exhibit C). After your review of the pro formas, we will make any adjustments that are required. When the pro formas are complete, we will provide you with the final pro forma financial statements, as well as pro formas for the holding company (Exhibit D).

With regard to the Business Plan text, we will complete each section in draft form for your review, and revise each section based on your comments and requests. We will also send copies to your accounting firm and counsel for their input and comments. The Plan will be in full compliance with all regulatory requirements. We also prepare a quarterly comparison chart each quarter after the conversion for presentation to the board, showing the quarterly variance in actual performance relative to projections and provide comments on the variance at no additional charge.

Our fee for the preparation of the Business Plan text and pro formas is $4,000, including out-of-pocket expense for travel, copying and binding.

I look forward to possibly working with you and would be pleased to meet with you to discuss our proposal and provide samples of our work.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller
President

MRK:jmm
enclosure

Accepted this 28th day of April , 1997.



/s/ Fred W. Carter
Fred W. Carter
President

Mr. Fred W. Carter
April 11, 1997
Page 1

                             KELLER & COMPANY, INC.
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



April 11, 1997


Mr. Fred W. Carter
President
Citizens Savings Bank of Frankfort
60 S. Main Street
P.O. Box 635
Frankfort, Indiana 46041-0635

Re:      Conversion Valuation Agreement

Attn:    Fred W. Carter, President

         Keller & Company, Inc. (hereinafter referred to as KELLER) hereby proposes to prepare an independent conversion appraisal of Citizens Savings Bank of Frankfort, Frankfort, Indiana, (hereinafter referred to as CITIZENS), relating to the conversion of CITIZENS from a mutual to a stock institution. KELLER will provide a pro forma valuation of the market value of the shares to be sold in the proposed conversion of CITIZENS.

         KELLER is a financial consulting firm that primarily serves the financial institution industry. KELLER is experienced in evaluating and appraising thrift institutions and thrift institution holding companies. KELLER is an experienced conversion appraiser for filings with the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC"), and is also approved by the Internal Revenue Service as an expert in thrift stock valuations.

         KELLER agrees to prepare the conversion appraisal in the format required by, and in compliance with regulations promulgated by the OTS in a timely manner for prompt filing with the OTS and the Securities and Exchange Commission. KELLER will provide any additional information as requested and will complete appraisal updates in accordance with regulatory requirements.

         The  appraisal  report will  provide,  among other  things,  a detailed
description   of  CITIZENS,   including  its  financial   condition,   operating
performance, asset quality, rate sensitivity position,

Mr. Fred W. Carter
April 11, 1997
Page 2

liquidity level and management qualifications. The appraisal will include a description of CITIZENS' market area, including both economic and demographic characteristics and trends. An analysis of other publicly-traded thrift institutions will be performed to determine a comparable group, and adjustments to the appraised value will be made based on a comparison of CITIZENS with the comparable group.

         In making its appraisal, KELLER will rely upon the information in the Subscription and Community Offering Circular (Prospectus), including the financial statements. Among other factors, KELLER will also consider the following: the present and projected operating results and financial condition of CITIZENS; the economic and demographic conditions in CITIZENS' existing marketing area; pertinent historical financial and other information relating to CITIZENS; a comparative evaluation of the operating and financial statistics of CITIZENS with those of other thrift institutions; the proposed price per share; the aggregate size of the offering of common stock; the impact of the conversion on CITIZENS' capital position and earnings potential; CITIZENS' proposed dividend policy; and the trading market for securities of comparable institutions and general conditions in the market for such securities. In preparing the appraisal, KELLER will rely solely upon, and assume the accuracy and completeness of, financial and statistical information provided by CITIZENS, and will not independently value the assets or liabilities of CITIZENS in order to prepare the appraisal.

         Upon completion of the conversion appraisal, KELLER will make a presentation to the board of directors of CITIZENS to review the content of the appraisal, the format and the assumptions.
A written presentation will be provided to each board member.

         For its services in making this appraisal, KELLER's fee will be $15,000, including out-of-pocket expenses. The appraisal fee will include the preparation of two valuation updates. All additional valuation updates will be subject to an additional fee of $1,000 each. Upon the acceptance of this proposal, KELLER shall be paid a retainer of $3,000 to be applied to the total appraisal fee of $15,000, the balance of which will be payable at the time of the completion of the appraisal.

         CITIZENS agrees, by the acceptance of this proposal, to indemnify KELLER and its employees and affiliates for certain costs and expenses, including reasonable legal fees, in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue

Mr. Fred W. Carter
April 11, 1997
Page 3


statement of a material fact in information supplied to KELLER by CITIZENS or by an intentional omission by CITIZENS to state a material fact in the information so provided, except where KELLER or its employees and affiliates have been negligent or at fault.

         KELLER agrees to indemnify CITIZENS and its employees and affiliates for certain cost and expenses, including reasonable legal fees, in connection with claims or litigation relating to or based upon the negligence or willful misconduct of KELLER or its employees or affiliates except where CITIZENS or its employees and affiliates have been negligent or at fault.

         This proposal will be considered accepted upon the execution of the two enclosed copies of this agreement and the return of one executed copy to KELLER, accompanied by the specified retainer.

                                          KELLER & COMPANY, INC.


                                          By:      /s/ Michael R. Keller
                                                   Michael R. Keller
                                                   President


                                          CITIZENS SAVINGS BANK OF  FRANKFORT


                                          By:      /s/ Fred W. Carter
                                                   Fred W. Carter
                                                   President


                                          Date:    April 28, 1997